                                                                     EXHIBIT H-1



CONSOLIDATED CONECTIV COMMON STOCKHOLDERS' EQUITY ACCOUNTS ADJUSTED FROM PURCHASED METHOD ACCOUNTING TO POOLING OF INTERESTS ACCOUNTING.

(Dollars in Thousands)                                                   PAR VALUE                       PAID IN CAPITAL
                                                                  -----------------------------   -------------------------------
                                                                    Common                             Common
                                                                    Stock           Class A            Stock           Class A
                                                                  ------------    -----------     ---------------   -------------
BALANCE AS OF MARCH 31, 1999                                          $1,008           $66            $1,464,599        $107,095


ADJUSTMENTS TO POOLING
ACCOUNTING

     (a) Remove goodwill which resulted from
         valuing Atlantic Energy Inc. (AEI) based on its
         stock price as of the merger
         announcement                                                                                   (132,902)

     (b) Recognize AEI's retained earnings on                                                           (224,663)
         February 28, 1998 (the day prior to
         the Merger)

     (c) Recognize in earnings the direct merger costs capitalized under purchase accounting

     (d) Remove the earnings effect of amortizing goodwill and purchase accounting adjustments related to pension and other postretirement benefit obligations

PRO FORMA BALANCE AS OF MARCH 31, 1999, ASSUMING
                                                                  -----------     ------------    ----------------   ------------
     POOLING ACCOUNTING                                              $1,008             $66           $1,107,034        $107,095
                                                                  -----------     -------------   ----------------   ------------

                                                                                                                         TOTAL
(Dollars in Thousands)                                             Retained         Treasury          Unearned           COMMON
                                                                   Earnings           Stock             Comp.            EQUITY
                                                                   --------          --------          --------          ------
                          >
BALANCE AS OF MARCH 31, 1999                                        $281,682           $(3,819)          $(2,421)      $1,848,211


ADJUSTMENTS TO POOLING
ACCOUNTING

     (a) Remove goodwill which resulted from
         valuing Atlantic Energy Inc. (AEI) based
         on its stock price as of the merger
         announcement                                                                                                    (132,902)

     (b) Recognize AEI's retained earnings on
         February 28, 1998 (the day prior to
         the Merger)                                                 224,663                                                  --

     (c) Recognize in earnings the direct merger
         costs capitalized under purchase
         accounting                                                  (50,728)                                             (50,728)

     (d) Remove the earnings effect of amortizing goodwill
         and purchase accounting adjustments related to
         pension and other postretirement benefit
         obligations                                                   3,606                                                3,606

PRO FORMA BALANCE AS OF MARCH 31, 1999, ASSUMING
                                                                  ----------        ----------        ----------        ----------
     POOLING ACCOUNTING                                             $459,224           $(3,819)          $(2,421)       $1,668,187
                                                                  ==========        ==========        ==========        ==========

Conectiv's merger of Delmarva Power and Atlantic City Electric was accounted for using the purchase method of accounting for business combinations. Because of the purchase method, the retained earnings of Atlantic as of the merger date are excluded from Conectiv's consolidated retained earnings.